Telenav Reports Fourth Quarter and Fiscal 2019 Financial Results
SANTA CLARA, Calif., Aug. 8, 2019 -- Telenav®, Inc. (NASDAQ:TNAV), a leading provider of connected car and location-based services, today released its financial results for the fourth fiscal quarter and fiscal year ended June 30, 2019. In connection with this announcement, the company also posted a quarterly letter to stockholders on its website. Please visit Telenav’s investor relations website at http://investor.telenav.com to view the financial results and letter to stockholders.
“Telenav continued to improve its financial fundamentals in its fourth quarter of fiscal 2019, growing revenue and billings and significantly exceeding its goal of achieving positive adjusted cash flow for the fiscal year,” said HP Jin, Chairman and CEO of Telenav. “We are making solid progress toward our goal of creating the world’s largest network of connected cars, as evidenced by Telenav being identified as the number one supplier of navigation software engines installed on vehicles produced in North America for 2018 by IHSMarkit.”
“We also announced today two strategic transactions,” continued Jin. “The first accelerates our in-car commerce strategy to enable connected vehicles with location-based advertising and commerce through the transfer of our advertising business to a location-based advertising leader, inMarket Media. The second transaction monetizes our OpenTerra™ auto-grade location-based content-as-a-service platform via a deal with Southeast Asia’s leading ride-hailing platform, Grab.”
Financial Highlights for the Fourth Quarter and Fiscal Year Ended June 30, 2019

•
Total revenue for the fourth quarter of fiscal 2019 was $58.5 million, an increase of 10% compared with $53.1 million in the third quarter of fiscal 2019, and an increase of 4% compared with $56.0 million in the fourth quarter of fiscal 2018. Total revenue for fiscal 2019 was $220.9 million, an increase of 1% compared with $218.5 million in fiscal 2018. Total revenue for the first half of fiscal 2019 was impacted by lower per unit pricing resulting from lower third-party content costs.

•
Gross profit for the fourth quarter of fiscal 2019 was $26.4 million, an increase of 12% compared with $23.4 million in the third quarter of fiscal 2019, and an increase of 9% compared with $24.2 million in the fourth quarter of fiscal 2018. Gross profit for fiscal 2019 was $96.2 million, an increase of 6% compared with $90.4 million in fiscal 2018.

•
Billings for the fourth quarter of fiscal 2019 were $89.8 million, an increase of 30% compared with $69.1 million in the third quarter of fiscal 2019, and an increase of 52% compared with $59.2 million in the fourth quarter of fiscal 2018. Billings in the fourth quarter of 2019 benefitted from a modification to a contract with a major tier one automotive supplier that triggered a one-time billing to the supplier of $17.0 million that was invoiced in the fourth quarter. Billings for fiscal 2019 were $281.5 million, an increase of 11% compared with $253.9 million for fiscal 2018.

•
Net loss for the fourth quarter of fiscal 2019 was $(12.9) million, compared with $(7.5) million for the third quarter of fiscal 2019 and $(7.5) million for the fourth quarter of fiscal 2018. The year over year quarterly and sequential increase in net loss was due primarily to a goodwill impairment charge recorded in the fourth quarter and increased variable compensation expense associated with an increase in billings. Net loss for fiscal 2019 was $(32.5) million, compared with $(40.8) million for fiscal 2018.

•
Adjusted cash flow from operations (formerly referred to as adjusted EBITDA on billings) for the fourth quarter of fiscal 2019 was $17.2 million, compared with $4.2 million in the third quarter of fiscal 2019 and $(2.5) million in the fourth quarter of fiscal 2018. The increase in adjusted cash flow from operations was a result of the one-time billing described above and higher unit volumes. Adjusted cash flow from operations for fiscal 2019 was $21.2 million, compared with $(12.8) million in fiscal 2018.

•
Ending cash, cash equivalents and short-term investments, excluding restricted cash, were $99.5 million as of June 30, 2019. This represented cash, cash equivalents and short-term investments of $2.12 per share, based on 46.9 million shares of common stock outstanding as of June 30, 2019. Telenav had no debt as of June 30, 2019.

Recent Business Highlights

•	Telenav was the number one supplier of navigation software engines installed on vehicles produced in North America in 2018 according to IHSMarkit.

•
1.4 million Telenav-equipped cars capable of connected services were deployed into the global market during the quarter ended June 30, 2019, bringing total cumulative connected units deployed to date to 14.6 million and total cumulative auto units deployed to 24.2 million.

•	Telenav introduced VIVID, a hybrid, cloud-connected and personalized in-vehicle infotainment system.

•	Telenav announced it would accelerate its connected-car media strategy through a strategic transaction with location-based marketing leader inMarket Media — see separate press release issued today.

•
Telenav announced a series of agreements with Southeast Asia’s leading ride-hailing platform Grab to monetize its OpenTerra™ auto-grade location-based content-as-a-service platform — see separate press release issued today.

•	Telenav hired former Hewlett Packard Enterprise (HPE) executive Adeel Manzoor as Chief Financial Officer.

•	Toyota launched Scout GPS Link on the 2020 Prius Prime.

•	Telenav was selected by Daimler to power mapping in a new premium rear-seat entertainment system for the Mercedes-Benz E-class and the current Mercedes-Benz S-class.

Q1 Fiscal 2020 Business Outlook
For the first fiscal quarter ending September 30, 2019, Telenav offers the following guidance:

•	Total revenue is expected to be $62 million to $64 million assuming approximately $6 million from the OpenTerra transaction with Grab and excluding advertising revenue.

•	Billings are expected to be $70 million to $72 million, assuming approximately $12 million from the OpenTerra transaction with Grab and excluding advertising billings.

•	Gross margin is expected to be 42% to 44%.

•	Operating expenses are expected to be $29 million to $31 million.

•	Net loss is expected to be $(4.5) million to $(5.5) million.

•	Adjusted EBITDA is expected to be breakeven to $1 million.

Beginning with the first quarter of fiscal 2020, the financial results of Telenav’s advertising business will be reported as discontinued operations in the company’s income statement. This guidance reflects that change in reporting structure. In addition, this guidance reflects the impact of the revenue and billings expected to be recognized and recorded in the first quarter of fiscal 2020 relating to the OpenTerra transaction.
Telenav is no longer providing guidance on direct contribution margin from billings and adjusted cash flow from operations. In addition, Telenav’s financial results for future periods will no longer present direct contribution from billings, direct contribution margin from billings and adjusted cash flow from operations on a historical basis. However, Telenav will continue to report changes in deferred revenue and deferred costs to enable investors to assess the impact of period-to-period changes of those measures on Telenav’s financial results.
The above information concerning guidance represents Telenav’s outlook only as of the date hereof, and is subject to change for various reasons, including due to developments relating to the transactions with inMarket Media and Grab, as a result of amendments to material contracts and other changes in business conditions.  Telenav undertakes no obligation to update or revise any financial forecast or other forward-looking statements, as a result of new developments, or otherwise.

Conference Call and Quarterly Commentary
Telenav will host an investor conference call and live webcast on Thursday, Aug. 8, 2019 at 2:30 p.m. Pacific Time (5:30 p.m. Eastern Time). Management has posted its letter to stockholders in combination with this press release on its investor relations website in lieu of management providing remarks at the start of the conference call. Instead, management will respond to questions during the call. To listen to the webcast and view Telenav’s quarterly commentary, please visit Telenav’s investor relations website at http://investor.telenav.com.  Listeners can also access the conference call by dialing 800-289-0438 (toll-free, domestic only) or 323-794-2423 (domestic and international toll) and entering pass code 3316085. A replay of the conference call will be available for two weeks beginning approximately two hours after its completion. To access the replay, dial 888-203-1112 (toll-free, domestic only) or 719-457-0820 (domestic and international toll) and enter pass code 3316085.
ASC 606 Implementation
As reported previously, Telenav adopted ASC 606, Revenue from Contracts with Customers, effective July 1, 2018, utilizing the full retrospective transition method. All prior period amounts and disclosures set forth in this earnings release have been adjusted to comply with ASC 606. Under this accounting methodology, certain automotive royalty amounts earned are bifurcated when there exist various underlying obligations. Revenue is recognized upon fulfillment of the underlying obligation. Such various obligations related to earned royalties generally include an onboard navigation component recognized as revenue when each navigation unit is delivered and accepted, a connected services component recognized as revenue over the applicable service period, and a map update component recognized as revenue upon periodic delivery of the applicable map updates.

The adjustments required to transition to ASC 606 on July 1, 2018 resulted in $160.6 million of deferred revenue and $86.9 million of deferred costs originally reported on the company’s balance sheet as of June 30, 2018 being recorded instead as revenue and cost of revenue, respectively, in prior periods as adjusted. In addition, the adoption of ASC 606 required the company to capitalize an additional $4.2 million, net, of deferred development costs on its adjusted June 30, 2018 balance sheet, resulting in a net decrease in deferred costs of $82.7 million. The net impact of the company’s adoption of ASC 606 as of June 30, 2018 was an adjustment to decrease its accumulated deficit by $77.8 million. All prior period amounts have been adjusted to comply with ASC 606.
Use of Non-GAAP Financial Measures
Telenav prepares its financial statements in accordance with generally accepted accounting principles for the United States, or GAAP. The non-GAAP financial measures such as billings, direct contribution from billings, direct contribution margin from billings, change in deferred revenue, change in deferred costs, adjusted EBITDA, adjusted cash flow from operations and free cash flow included in this press release are different from those otherwise presented under GAAP. Telenav has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between periods that are not influenced by certain items and, therefore, are helpful in understanding Telenav’s underlying operating results. These non-GAAP measures are some of the primary measures Telenav’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies. As discussed above, beginning with the quarter ending September 30, 2019, Telenav will no longer provide direct contribution from billings, direct contribution margin from billings and adjusted cash flow from operations.
To reconcile the historical GAAP results to non-GAAP financial metrics, please refer to the reconciliations in the financial statements included in this earnings release.

Billings equals revenue recognized plus the change in deferred revenue from the beginning to the end of the applicable period. Direct contribution from billings reflects gross profit plus change in deferred revenue less change in deferred costs from the beginning to the end of the applicable period. Direct contribution margin from billings reflects direct contribution from billings divided by billings. Telenav has also provided a breakdown of the calculation of the change in deferred revenue by segment, which is added to revenue in calculating its non-GAAP metric of billings. In connection with its presentation of the change in deferred revenue, Telenav has provided a similar presentation of the change in the related deferred costs. Such deferred costs primarily include costs associated with third party content and certain development costs associated with its customized software solutions whereby customized engineering fees are earned. As the company enters into more hybrid and brought-in navigation programs, deferred revenue and deferred costs become larger components of its operating results, so Telenav believes these metrics are useful in evaluating cash flows.

Telenav considers billings, direct contribution from billings and direct contribution margin from billings to be useful metrics for management and investors because billings drive revenue and deferred revenue, which is an important indicator of its business. Telenav believes direct contribution from billings and direct contribution margin from billings are useful metrics because they reflect the impact of the contribution over time for such billings, exclusive of the incremental costs incurred to deliver any related service obligations. There are a number of limitations related to the use of billings, direct contribution from billings and direct contribution margin from billings versus revenue, gross profit, and gross margin calculated in accordance with GAAP. First, billings, direct contribution from billings and direct contribution margin from billings include amounts that have not yet been recognized as revenue or cost and may require additional services or costs to be provided over contracted service periods. For example, billings related to certain brought-in solutions cannot be fully recognized as revenue in a given period due to requirements for ongoing map updates and provisioning of services such as hosting, monitoring, customer support and, for certain customers, additional period content and associated technology costs. Accordingly, direct contribution from billings and direct contribution margin from billings do not include all costs associated with billings. Second, Telenav may calculate billings, direct contribution from billings, and direct contribution margin from billings in a manner that is different from peer companies that report similar financial measures, making comparisons between companies more difficult. When Telenav uses these measures, it attempts to compensate for these limitations by providing specific information regarding billings, direct contribution from billings and direct contribution margin from billings and how they relate to revenue, gross profit and gross margin calculated in accordance with GAAP.

Adjusted EBITDA measures net loss excluding the impact of stock-based compensation expense; depreciation and amortization; other income (expense) net; provision (benefit) for income taxes; and other applicable items such as legal settlements and contingencies, deferred rent reversal and tenant improvement allowance recognition due to sublease termination, M&A transaction expenses, net of tax, and goodwill impairment. Stock-based compensation expense relates to equity incentive awards granted to its employees, directors, and consultants. Legal settlements and contingencies represent settlements, offers made to settle, or loss accruals relating to litigation or other disputes in which Telenav is a party or the indemnitor of a party. Deferred rent reversal and tenant improvement allowance recognition represent the reversal of Telenav’s deferred rent liability and recognition of Telenav’s deferred tenant improvement allowance, as amortization of these amounts is no longer required due to the termination of the company’s Santa Clara facility sublease and subsequent entry into a new lease agreement with its landlord for this same facility effective September 2017. M&A transaction expenses relate primarily to transaction costs associated with the inMarket Media and Grab transactions. Goodwill impairment represents the impairment charge related to Telenav’s mobile navigation segment recorded in the third quarter of fiscal 2018 and the impairment charge related to Telenav’s advertising segment recorded in the fourth quarter of fiscal 2019.

Adjusted cash flow from operations measures adjusted EBITDA plus the effect of changes in deferred revenue and deferred costs. Telenav believes adjusted cash flow from operations is a useful measure, especially in light of the impact it continues to expect on reported revenue for certain value-added offerings the company provides its customers, including map updates and the impact of future deliverables.

Adjusted EBITDA and adjusted cash flow from operations, while generally measures of profitability and the generation of cash, can also represent losses and the use of cash, respectively. Adjusted EBITDA and adjusted cash flow from operations are key measures used by Telenav’s management and board of directors to understand and evaluate Telenav’s core operating performance and trends, to prepare and approve its annual budget and to develop short- and long-term operational plans. In particular, Telenav believes that the exclusion of the expenses eliminated in calculating adjusted EBITDA and adjusted cash flow from operations can provide a useful measure for period-to-period comparisons of Telenav’s core business. In addition, adjusted cash flow from operations is a key financial measure used by the compensation committee of Telenav’s board of directors in connection with the development of incentive-based compensation for Telenav’s executive officers and employees. Accordingly, Telenav believes that adjusted cash flow from operations generally provides useful information to investors and others in understanding and evaluating Telenav’s operating results in the same manner as its management and board of directors.

Free cash flow is a non-GAAP financial measure Telenav defines as net cash provided by (used in) operating activities, less purchases of property and equipment. Telenav considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by (used in) its business after purchases of property and equipment.

In this press release, Telenav has provided guidance for the first quarter of fiscal 2020 on a non-GAAP basis for billings and adjusted EBITDA. Telenav does not provide reconciliations of these forward-looking non-GAAP financial measures to the corresponding GAAP measures due to the high variability and difficulty in making accurate forecasts and projections with respect to certain items, particularly stock-based compensation and tax provision, which are components of adjusted EBITDA. In particular, stock-based compensation is impacted by future hiring and retention needs, as well as the future fair market value of Telenav’s common stock, all of which is difficult to predict and subject to constant change. The actual amounts of these items will have a significant impact on Telenav’s net loss per diluted share and tax provision. Accordingly, reconciliations of Telenav’s forward-looking non-GAAP financial measures to the corresponding GAAP measures are not available without unreasonable effort.

Forward Looking Statements
This press release contains forward-looking statements that are based on Telenav management’s beliefs and assumptions and on information currently available to its management. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others: when and whether Telenav will be profitable; fluctuations in Telenav’s revenue and operating results; Telenav’s ability to develop and implement products for Ford, GM and Toyota and to support Ford, GM and Toyota and their customers; the pendency of the inMarket Media and Grab transactions; the impact of Ford’s announcement regarding the elimination of various sedans in North America and Europe over the near term and GM’s recent announcement regarding the elimination of various sedans in North America in the near term; Telenav’s ability to expand into the Chinese automotive navigation market; the impact of tariffs on sales of automobiles in the United States and other markets; the impact of the anticipated departure of the United Kingdom from the European Union on sales of automobiles in the United Kingdom and automotive supply chains; Telenav’s success in maintaining and extending its contracts for current and new generation of products with its existing automobile manufacturers and tier ones, particularly Ford and GM; failure to comply with Telenav’s auto manufacturer and tier one contracts, such as failure to obtain certification under certain technical standards for the computer software development process in the automobile industry; Telenav’s ability to achieve additional design wins and the delivery dates of automobiles including Telenav’s products; adoption by vehicle purchasers of Scout GPS Link; Telenav’s dependence on a limited number of automobile manufacturers and tier ones for a substantial portion of its revenue; reductions in demand for automobiles; potential impacts of automobile manufacturers and tier ones including competitive capabilities in their vehicles such as Apple’s CarPlay and Android Auto; Telenav’s ability to develop new advertising products and technology while also achieving cash flow break even and ultimately profitability in the advertising business; any failure to meet financial performance expectations of securities analysts or investors; failure to reach agreement with customers for awards and contracts on products and services in which Telenav has expended resources developing; competition from other market participants who may provide comparable services to subscribers without charge; the timing of new product releases and vehicle production by Telenav’s automotive customers, including inventory procurement and fulfillment; possible warranty claims, and the impact on consumer perception of its brand; Telenav’s ability to develop and support products including OpenStreetMap (“OSM”), as well as transition existing navigation products to OSM and any economic benefit anticipated from the use of OSM versus proprietary map products; the potential that Telenav may not be able to realize its deferred tax assets and may have to take a reserve against them; Telenav’s reliance on its automobile manufacturers for volume and royalty reporting; the impact on revenue recognition and other financial reporting due to the amendment of contracts or changes in accounting standards; and macroeconomic and political conditions in the U.S. and abroad, in particular China. Telenav discusses these risks in greater detail in “Risk Factors” and elsewhere in its Form 10-Q for the fiscal quarter ended March 31, 2019, and other filings with the U.S. Securities and Exchange Commission (“SEC”) including any subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, which are available at the SEC’s website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent management’s beliefs and assumptions only as of the date made. You should review the company’s SEC filings carefully and with the understanding that actual future results may be materially different from what Telenav expects.

ABOUT TELENAV, INC.
Telenav is a leading provider of connected car and location-based services, focused on transforming life on the go for people - before, during, and after every drive. Leveraging our location platform, we enable our customers to deliver custom connected car and mobile experiences. To learn more about how Telenav’s location platform powers personalized navigation, mapping, big data intelligence, social driving, and location-based advertising, visit www.telenav.com.
Copyright 2019 Telenav, Inc. All Rights Reserved.
“Telenav,” “Scout,” “Thinknear” and the Telenav, Scout and Thinknear logos are registered trademarks of Telenav, Inc. Unless otherwise noted, all other trademarks, service marks, and logos used in this press release are the trademarks, service marks or logos of their respective owners.
TNAV-F
TNAV-C

Investor Relations:
Bishop IR
Mike Bishop
415-894-9633
IR@telenav.com

Media:
Raphel Finelli
408-667-5970
raphelf@telenav.com

Telenav, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)

	June 30, 2019	June 30, 2018 As Adjusted(1)
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$27,275	$17,117
Short-term investments	72,203	67,829
Accounts receivable, net of allowances of $7 and $17 at June 30, 2019 and 2018, respectively	75,792	46,188
Restricted cash	1,950	2,982
Income taxes receivable	4	—
Deferred costs	18,752	11,759
Prepaid expenses and other current assets	4,099	3,867
Total current assets	200,075	149,742
Property and equipment, net	5,655	6,987
Deferred income taxes, non-current	939	867
Goodwill and intangible assets, net	27,487	31,046
Deferred costs, non-current	61,050	46,666
Other assets	1,809	2,372
Total assets	$297,015	$237,680
Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$17,034	$13,008
Accrued expenses	51,299	38,803
Deferred revenue	31,270	20,714
Income taxes payable	800	221
Total current liabilities	100,403	72,746
Deferred rent, non-current	1,296	1,112
Deferred revenue, non-current	103,865	53,824
Other long-term liabilities	811	1,115
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value: 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 600,000 shares authorized; 46,911 and 44,871 shares issued and outstanding at June 30, 2019 and 2018, respectively	47	45
Additional paid-in capital	182,349	167,895
Accumulated other comprehensive loss	(1,477)	(1,855)
Accumulated deficit	(90,279)	(57,202)
Total stockholders’ equity	90,640	108,883
Total liabilities and stockholders’ equity	$297,015	$237,680
(1) Certain amounts have been adjusted to reflect the retrospective adoption of ASC 606.

Telenav, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2019	2018 As Adjusted(1)	2019	2018 As Adjusted(1)
	(unaudited)		(unaudited)
Revenue:
Product	$44,569	$42,845	$168,619	$163,599
Services	13,883	13,142	52,277	54,864
Total revenue	58,452	55,987	220,896	218,463
Cost of revenue:
Product	25,110	25,275	97,245	102,224
Services	6,985	6,548	27,430	25,847
Total cost of revenue	32,095	31,823	124,675	128,071
Gross profit	26,357	24,164	96,221	90,392
Operating expenses:
Research and development	24,252	21,548	83,953	85,646
Sales and marketing	5,187	4,894	19,322	20,748
General and administrative	7,117	5,219	23,811	21,562
Goodwill impairment	2,556	—	2,556	2,666
Legal settlement and contingencies	50	—	700	425
Total operating expenses	39,162	31,661	130,342	131,047
Loss from operations	(12,805)	(7,497)	(34,121)	(40,655)
Other income, net	213	433	2,916	833
Loss before provision for income taxes	(12,592)	(7,064)	(31,205)	(39,822)
Provision for income taxes	264	401	1,283	1,012
Net loss	$(12,856)	$(7,465)	$(32,488)	$(40,834)

Net loss per share:
Basic and diluted	$(0.28)	$(0.17)	$(0.71)	$(0.92)
Weighted average shares used in computing net loss per share:
Basic and diluted	46,271	44,806	45,577	44,498
(1) Certain amounts have been adjusted to reflect the retrospective adoption of ASC 606.

Telenav, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Fiscal Year Ended June 30,
	2019	2018 As Adjusted(1)
	(unaudited)
Operating activities
Net loss	$(32,488)	$(40,834)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	8,299	9,876
Depreciation and amortization	3,980	3,609
Deferred rent reversal due to lease termination	—	(538)
Tenant improvement allowance recognition due to lease termination	—	(582)
Goodwill impairment	2,556	2,666
Accretion of net premium on short-term investments	(30)	192
Bad debt expense	10	(24)
Loss (gain) on disposal of property and equipment	(7)	15
Unrealized gain on investments	(1,174)	—
Changes in operating assets and liabilities:
Accounts receivable	(29,651)	11,708
Deferred income taxes	(94)	52
Income taxes receivable	(4)	34
Deferred costs	(21,377)	(22,999)
Prepaid expenses and other current assets	(237)	42
Other assets	47	(1,300)
Trade accounts payable	4,005	6,836
Accrued expenses and other liabilities	12,124	(12,789)
Income taxes payable	583	23
Deferred rent	375	1,178
Deferred revenue	60,597	35,424
Net cash provided by (used in) operating activities	7,514	(7,411)
Investing activities
Purchases of property and equipment	(1,399)	(4,648)
Purchases of short-term investments	(45,816)	(49,287)
Proceeds from sales and maturities of short-term investments	43,737	58,404
Net cash provided by (used in) investing activities	(3,478)	4,469
Financing activities
Proceeds from exercise of stock options	8,853	681
Repurchase of common stock	(1,303)	—
Tax withholdings related to net share settlements of restricted stock units	(1,982)	(2,327)
Net cash provided by (used in) financing activities	5,568	(1,646)
Effect of exchange rate changes on cash and cash equivalents	(478)	529
Net increase (decrease) in cash and cash equivalents	9,126	(4,059)
Cash and cash equivalents, at beginning of period	20,099	24,158
Cash and cash equivalents, at end of period	$29,225	$20,099
Supplemental disclosure of cash flow information
Income taxes paid, net	$1,128	$1,053
Non-cash transfer of non-marketable equity securities to short-term investments	$1,348	$—
Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$27,275	$17,117
Restricted cash	$1,950	$2,982
Total cash, cash equivalents and restricted cash	$29,225	$20,099
(1) Certain amounts have been adjusted to reflect the retrospective adoption of ASC 606.

Telenav, Inc.
Condensed Consolidated Segment Summary
(in thousands, except percentages)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2019	2018 As Adjusted(1)	2019	2018 As Adjusted(1)
	(unaudited)		(unaudited)
Automotive
Revenue	$49,816	$46,977	$186,835	$177,842
Cost of revenue	28,431	27,214	109,758	109,001
Gross profit	$21,385	$19,763	$77,077	$68,841
Gross margin	43%	42%	41%	39%
Advertising
Revenue	$6,749	$6,061	$24,241	$27,229
Cost of revenue	2,843	3,353	11,527	13,341
Gross profit	$3,906	$2,708	$12,714	$13,888
Gross margin	58%	45%	52%	51%
Mobile Navigation
Revenue	$1,887	$2,949	$9,820	$13,392
Cost of revenue	821	1,256	3,390	5,729
Gross profit	$1,066	$1,693	$6,430	$7,663
Gross margin	56%	57%	65%	57%
Total
Revenue	$58,452	$55,987	$220,896	$218,463
Cost of revenue	32,095	31,823	124,675	128,071
Gross profit	$26,357	$24,164	$96,221	$90,392
Gross margin	45%	43%	44%	41%
(1) Certain amounts have been adjusted to reflect the retrospective adoption of ASC 606.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)
Reconciliation of Revenue to Billings

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2019	2018	2019	2018
Automotive
Revenue	$49,816	$46,977	$186,835	$177,842
Adjustments:
Change in deferred revenue	31,244	3,383	60,640	35,771
Billings	$81,060	$50,360	$247,475	$213,613
Advertising
Revenue	$6,749	$6,061	$24,241	$27,229
Adjustments:
Change in deferred revenue	—	—	—	—
Billings	$6,749	$6,061	$24,241	$27,229
Mobile Navigation
Revenue	$1,887	$2,949	$9,820	$13,392
Adjustments:
Change in deferred revenue	72	(121)	(43)	(347)
Billings	$1,959	$2,828	$9,777	$13,045
Total
Revenue	$58,452	$55,987	$220,896	$218,463
Adjustments:
Change in deferred revenue	31,316	3,262	60,597	35,424
Billings	$89,768	$59,249	$281,493	$253,887

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Deferred Revenue to Change in Deferred Revenue
Reconciliation of Deferred Costs to Change in Deferred Costs

	Three Months Ended June 30,
	Automotive		Advertising		Mobile Navigation		Total
	2019	2018	2019	2018	2019	2018	2019	2018
Deferred revenue, ending	$134,641	$74,001	$—	$—	$494	$537	$135,135	$74,538
Deferred revenue, beginning	103,397	70,618	—	—	422	658	103,819	71,276
Change in deferred revenue	$31,244	$3,383	$—	$—	$72	$(121)	$31,316	$3,262

Deferred costs, ending	$79,802	$58,425	$—	$—	$—	$—	$79,802	$58,425
Deferred costs, beginning	72,359	56,813	—	—	—	—	72,359	56,813
Change in deferred costs	$7,443	$1,612	$—	$—	$—	$—	$7,443	$1,612

	Fiscal Year Ended June 30,
	Automotive		Advertising		Mobile Navigation		Total
	2019	2018	2019	2018	2019	2018	2019	2018
Deferred revenue, ending	$134,641	$74,001	$—	$—	$494	$537	$135,135	$74,538
Deferred revenue, beginning	74,001	38,230	—	—	537	884	74,538	39,114
Change in deferred revenue	$60,640	$35,771	$—	$—	$(43)	$(347)	$60,597	$35,424

Deferred costs, ending	$79,802	$58,425	$—	$—	$—	$—	$79,802	$58,425
Deferred costs, beginning	58,425	35,426	—	—	—	—	58,425	35,426
Change in deferred costs	$21,377	$22,999	$—	$—	$—	$—	$21,377	$22,999

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except percentages)
Reconciliation of Gross Profit to Direct Contribution from Billings

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2019	2018	2019	2018
Automotive
Gross profit	$21,385	$19,763	$77,077	$68,841
Gross margin	43%	42%	41%	39%
Adjustments to gross profit:
Change in deferred revenue	31,244	3,383	60,640	35,771
Change in deferred costs(1)	(7,443)	(1,612)	(21,377)	(22,999)
Net change	23,801	1,771	39,263	12,772
Direct contribution from billings(1)	$45,186	$21,534	$116,340	$81,613
Direct contribution margin from billings(1)	56%	43%	47%	38%

Advertising
Gross profit	$3,906	$2,708	$12,714	$13,888
Gross margin	58%	45%	52%	51%
Adjustments to gross profit:
Change in deferred revenue	—	—	—	—
Change in deferred costs(1)	—	—	—	—
Net change	—	—	—	—
Direct contribution from billings(1)	$3,906	$2,708	$12,714	$13,888
Direct contribution margin from billings(1)	58%	45%	52%	51%

Mobile Navigation
Gross profit	$1,066	$1,693	$6,430	$7,663
Gross margin	56%	57%	65%	57%
Adjustments to gross profit:
Change in deferred revenue	72	(121)	(43)	(347)
Change in deferred costs(1)	—	—	—	—
Net change	72	(121)	(43)	(347)
Direct contribution from billings(1)	$1,138	$1,572	$6,387	$7,316
Direct contribution margin from billings(1)	58%	56%	65%	56%

Total
Gross profit	$26,357	$24,164	$96,221	$90,392
Gross margin	45%	43%	44%	41%
Adjustments to gross profit:
Change in deferred revenue	31,316	3,262	60,597	35,424
Change in deferred costs(1)	(7,443)	(1,612)	(21,377)	(22,999)
Net change	23,873	1,650	39,220	12,425
Direct contribution from billings(1)	$50,230	$25,814	$135,441	$102,817
Direct contribution margin from billings(1)	56%	44%	48%	40%

(1) Deferred costs primarily include costs associated with third party content and in connection with certain customized software solutions, the costs incurred to develop those solutions. We expect to incur additional costs in the future due to requirements to provide ongoing map updates and provisioning of services such as hosting, monitoring, customer support and, for certain customers, additional prepaid content and associated technology costs. Accordingly, direct contribution from billings and direct contribution margin from billings do not reflect all costs associated with billings.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Net Loss to Adjusted EBITDA and Adjusted Cash Flow from Operations

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2019	2018	2019	2018
Net loss	$(12,856)	$(7,465)	$(32,488)	$(40,834)

Adjustments:
Goodwill impairment	2,556	—	2,556	2,666
Legal settlements and contingencies	50	—	700	425
M&A transaction costs	562	—	562	—
Deferred rent reversal due to lease termination	—	—	—	(538)
Tenant improvement allowance recognition due to lease termination	—	—	—	(582)
Stock-based compensation expense	2,008	2,262	8,299	9,876
Depreciation and amortization expense	998	1,133	3,980	3,609
Other income, net	(213)	(433)	(2,916)	(833)
Provision for income taxes	264	401	1,283	1,012
Adjusted EBITDA	(6,631)	(4,102)	(18,024)	(25,199)
Change in deferred revenue	31,316	3,262	60,597	35,424
Change in deferred costs(1)	(7,443)	(1,612)	(21,377)	(22,999)
Adjusted cash flow from operations(1)	$17,242	$(2,452)	$21,196	$(12,774)

(1) We expect to incur additional costs in the future due to requirements to provide ongoing map updates and provisioning of services such as hosting, monitoring, customer support and, for certain customers, additional prepaid content and associated technology costs. Accordingly, adjusted cash flow from operations does not reflect all costs associated with billings.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Net Loss to Free Cash Flow

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2019	2018	2019	2018
Net loss	$(12,856)	$(7,465)	$(32,488)	$(40,834)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Change in deferred revenue(1)	31,316	3,262	60,597	35,424
Change in deferred costs(2)	(7,443)	(1,612)	(21,377)	(22,999)
Changes in other operating assets and liabilities	(12,175)	(944)	(12,852)	5,784
Other adjustments(3)	5,636	3,426	13,634	15,214
Net cash provided by (used in) operating activities	4,478	(3,333)	7,514	(7,411)
Less: Purchases of property and equipment	(442)	(76)	(1,399)	(4,648)
Free cash flow	$4,036	$(3,409)	$6,115	$(12,059)

(1) Consists of product royalties, customized software development fees, service fees and subscription fees.
(2) Consist primarily of third party content costs and customized software development expenses.
(3) Consist primarily of depreciation and amortization, stock-based compensation expense and other non-cash items.

Telenav, Inc.
Summarized Financial Information Depicting the Impact of ASC 606
(in thousands, except per share amounts)
(unaudited)

	As of June 30, 2018
	As Reported June 30, 2018 Form 10-K	Adjustments	As Adjusted
Assets
Deferred costs	$31,888	$(20,129)	$11,759
Deferred costs, non-current	109,269	(62,603)	46,666
Total assets	320,412	(82,732)	237,680
Liabilities and stockholders’ equity
Deferred revenue	52,871	(32,157)	20,714
Deferred revenue, non-current	182,236	(128,412)	53,824
Accumulated deficit	(135,042)	77,840	(57,202)
Total liabilities and stockholders’ equity	320,412	(82,732)	237,680

	Three Months Ended June 30, 2018			Fiscal Year Ended June 30, 2018
	As Reported August 7, 2018 Form 8-K	Adjustments	As Adjusted	As Reported June 30, 2018 Form 10-K	Adjustments	As Adjusted
Revenue:
Product	$5,858	$36,987	$42,845	$59,143	$104,456	$163,599
Services	10,761	2,381	13,142	47,037	7,827	54,864
Total revenue	16,619	39,368	55,987	106,180	112,283	218,463
Cost of revenue:
Product	4,685	20,590	25,275	37,517	64,707	102,224
Services	6,167	381	6,548	24,713	1,134	25,847
Total cost of revenue	10,852	20,971	31,823	62,230	65,841	128,071
Gross profit	5,767	18,397	24,164	43,950	46,442	90,392
Operating expenses:
Research and development	22,291	(743)	21,548	87,488	(1,842)	85,646
Total operating expenses	32,404	(743)	31,661	132,889	(1,842)	131,047
Loss from operations	(26,637)	19,140	(7,497)	(88,939)	48,284	(40,655)
Net loss	(26,605)	19,140	(7,465)	(89,118)	48,284	(40,834)
Net loss per share, basic and diluted	$(0.59)	$0.42	$(0.17)	$(2.00)	$1.08	$(0.92)